EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the use in the annual report on Form 10-KSB for Atlantic Wine Agencies, Inc. f/k/a New England Acquisitions, Inc. ("Company"), dated on or about June 24, 2004, relating to the financial statements of the Company for the period ending March 31, 2004 and to the reference to our Firm under the Item entitled "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure" in the report.


                                                     /s/ Meyler & Company, LLC
                                                     ---------------------
                                                     MEYLER & COMPANY, LLC

Middletown, New Jersey
June 24, 2004